Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares Edge U.S. Fixed Income Balanced Risk ETF (ISHFIBR) iShares iBonds Dec 2020 Term Corporate ETF (ISHIBDL)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Low Duration Bond Portfolio (BR-LO)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
Global Allocation Fund (BR_GAF)
BlackRock Global Allocation Portfolio of BlackRock Series
Fund Inc. (BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
Consulting Group Capital Markets Funds (CG-CGCM)
AZL BlackRock Global Allocation Fund (trading sleeve)
(E_AZ-GA)
JNL/BlackRock Global Allocation Fund (trading sleeve)
(E_JN-GA)
MassMutual Select BlackRock Global Allocation Fund (Trading
Sleeve) (E_MM-GA)
GuideStone Funds Low Duration Bond Fund (GUIDE)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)
Transamerica BlackRock Global Allocation VP - Trading
Sleeve (SMF_TA-GA)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
05-02-2017

Security Type:
BND/CORP


Issuer
The Sherwin-Williams Company (2020)

Selling
Underwriter
Citigroup Global Markets Inc.


Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[x] Other:  Morgan Stanley & Co. LLC for
CG-CGCM

List of
Underwriter(s)
Citigroup Global Markets Inc., Wells Fargo
Securities, LLC, Morgan Stanley & Co. LLC,
PNC Capital Markets LLC, J.P. Morgan
Securities LLC, HSBC Securities (USA)
Inc., KeyBanc Capital Markets Inc., RBC
Capital Markets, LLC, SunTrust Robinson
Humphrey, Inc., U.S. Bancorp Investments, Inc.


Transaction Details

Date of Purchase
05-02-2017


Purchase
Price/Share
(per share / %
of par)
$99.997

Total
Commission,
Spread or
Profit
0.400%


1.	Aggregate Principal Amount Purchased
(a+b)
$154,408,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$38,530,000

b.  Other BlackRock Clients
$115,878,000

2.	Aggregate Principal Amount of
Offering
$1,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.10293


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:
Dipankar Banerjee
Date:
05-09-2017

Global Syndicate Team Member


Approved by:
Steven DeLaura
Date:
05-09-2017

Global Syndicate Team Member